UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported):October 31, 2005
DISCOVER CARD MASTER TRUST I

(Exact name of registrant as specified in its charter)

Delaware	000-23108	51-0020270

(State of	(Commission	(IRS Employer
Organization)	File Number)	Identification No.)

c/o Discover Bank
12 Read’s Way
New Castle, Delaware	19720

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 302) 323-7434
Former name or former address, if changed since last report: Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

DISCOVER CARD MASTER TRUST I
FORM 8-K
Current Report
Item 8.01 Other Events.
     Discover Bank, similar to other credit card issuers, has received a spike in bankruptcy notices as a result of the new Federal bankruptcy legislation that became effective on October 17, 2005. According to the National Bankruptcy Research Center, bankruptcy filings industry-wide increased by approximately ten-fold in the week preceding the legislation’s effective date compared with typical levels. While it is too early to quantify the benefits from the new bankruptcy law, which makes it more difficult for individual debtors with adequate means to discharge debts in bankruptcy, Discover Bank believes the long term impact on credit quality for the credit card industry, Discover Bank and the Discover Card Master Trust I (the “Trust”) will be favorable.
     Based on currently available information, Discover Bank, as Master Servicer, Servicer and Seller to the Trust, expects that bankruptcy charge offs and the Charged-Off Amount (as defined in the Amended and Restated Pooling and Servicing Agreement, dated as of November 3, 2004, between Discover Bank and U.S. Bank National Association, as Trustee (the “Pooling and Servicing Agreement”)) will significantly increase through December 2005 as Discover Bank accounts for them in accordance with its charge-off policy and the terms of the Pooling and Servicing Agreement and applicable Series Supplements. Discover Bank believes that these increases represent in large part an acceleration, triggered by the new bankruptcy legislation, of charge offs that otherwise would have occurred in the ordinary course of business in fiscal 2006.
     While Discover Bank expects a decline in Group Excess Spread (as such term is defined in the Series Supplement for any particular series) in the near term, Discover Bank does not expect that an amortization event will occur with respect to any outstanding series of the Trust certificates. The Group Excess Spread is expected to remain positive on a three-month rolling average basis and to recover in months subsequent to December 2005 as bankruptcy notices return to more normalized levels.
     Discover Bank as Master Servicer, Servicer and Seller also notified the Trustee today that it was commencing a Temporary Accumulation Period for the Trust’s Newcastle Certificate Program (Series 2000-A), which will cause the allocation of $4 billion in funds from October 2005 collections to pay principal on the Series 2000-A Certificates at their maturity beginning on November 15, 2005, in accordance with their terms and the terms of the Series Supplement for such series. This allocation of funds will not affect payments of principal or interest payable on any other series of the Trust on November 15, 2005.
* * *
     The information above contains forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect the Master Servicer’s current estimates, projections, expectations or beliefs and which are subject to risks and uncertainties that may cause actual results to differ materially. In particular, forward-looking statements relating to Group Excess Spread are based on certain estimates of yield, charge-offs, interest rates, payment rates, seasonal purchasing practices and other matters which cannot be predicted with certainty.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER CARD MASTER TRUST I
Registrant

	By:	DISCOVER BANK
as Originator of the Trust

Date: October 31, 2005	By:	/s/ Michael F. Rickert
Michael F. Rickert Vice President, Chief Accounting Officer and Treasurer